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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                                                     STATE OF
NAME                                                                                              INCORPORATION
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
Central Products Company......................................................................       Delaware
Entoleter, Inc................................................................................       Delaware
Spinnaker Coating, Inc. (f/k/a Brown-Bridge Industries, Inc.).................................       Delaware
Spinnaker Coating--Maine, Inc., a wholly-owned subsidiary of Spinnaker Coating, Inc...........       Delaware
Spinnaker Electrical Tape Company.............................................................       Delaware
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